Exhibit 10.14

Sapient Corporation,
a Delaware corporation

and

Cornerstone OnDemand, Inc.
a Delaware corporation

SUBLEASE AGREEMENT

Dated

January 31, 2006

SUBLEASE

Table of Contents

Schedule of Exhibits:

Exhibit A:	Master Lease
Exhibit B:	Sublease Premises
Exhibit B-l:	Offer Space
Exhibit C:	Sublandlord Improvements
Exhibit D:	Subtenant Alterations

SUBLEASE

This Sublease (“Sublease”) dated as of January 31, 2006, is made between Sapient Corporation, a Delaware corporation (“Sublandlord”), and Cornerstone OnDemand, Inc. a Delaware (“Subtenant”).

Recitals

A. Sublandlord is the tenant under that certain Watergarden II Office Lease dated as of May 8, 2000 (“Master Lease”), pursuant to which CST Water Garden II, L.L.C., a Delaware limited liability company leased to Sublandlord the real property located in the City of Santa Monica, State of California, described as the fourth, fifth and sixth floors in the South Tower of that building (the “Building”) located at 1601 Cloverfield Avenue, Santa Monica, California (“Master Premises”). Water Garden Company L.L.C., a Delaware limited liability company (“Master Landlord”) is successor in interest to CST Water Garden II, L.L.C.

B. A copy of the Master Lease is attached and incorporated in this Sublease as Exhibit A. Except as otherwise specifically defined herein, capitalized terms used herein shall have same meaning set forth under the Master Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agrees as follows:

Section 1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless otherwise defined in this Sublease.

Section 2. Sublease.

(a) Sublease Premises. Sublandlord subleases to Subtenant on the terms and conditions in this Sublease approximately eleven thousand seven hundred sixty-six (11,766) rentable square feet of space on a portion of the sixth (6th) floor of the Master Premises as shown on attached Exhibit B and the built-in fixtures and improvements located therein (the “Sublease Premises”). Sublandlord shall deliver the Sublease Premises to Subtenant broom clean and free of all personal property.

(b) Parking. During the Sublease Term, Subtenant shall rent (36) unreserved parking passes on a monthly basis during the Sublease Term subject to all the terms and conditions of the Master Lease with respect to parking. Subtenant shall have the right to rent an additional (12) unreserved parking passes, in the parking facility servicing the Building on a monthly basis during the Sublease Term subject to all the terms and conditions of the Master Lease (including but not limited to Article 28) with respect to such parking.

Cornerstone OnDemand Sublease
January 31, 2006

Section 3. Representations and Warranties by Sublandlord. Sublandlord represents and warrants to Subtenant that: (a) the Master Lease attached hereto as Exhibit A is a true, correct and complete copy thereof, that the Master Lease is in full force and effect, has not been amended or modified, nor has Sublandlord entered into any other agreement with respect to the Sublease Premises that could adversely effect Subtenant’s occupancy or that would impose any greater obligation on Subtenant than as set forth in this Sublease; (b) no Default has occurred under Master Lease, Sublandlord has not received any notice of default under the Master Lease and that other than Sublandlord’s periodic vacancy of portions of the Master Premises, Sublandlord is not aware of any act or omission of Sublandlord which with notice or the passage of time or both, would constitute a default under the Master Lease; (c) that Sublandlord has no knowledge of any claim by Master Landlord that a Default has occurred under any of the provisions of the Master Lease; (d) to Sublandlord’s knowledge, Master Landlord is not in default under the Master Lease; (e) Sublandlord shall deliver the Transfer Notice in accordance with Section 14.1 of the Master Lease and provide Subtenant with a copy thereof, and (f) Sublandlord shall pay any Transfer Premium required by this Sublease to Subtenant under the Master Lease.. Subtenant acknowledges that: Sublandlord makes no representation or warranty regarding the condition of the Sublease Premises which Subtenant accepts in their “AS-IS” condition with all faults; and that Sublandlord makes no representation or warranty with respect to current compliance or non compliance of the Sublease Premises, or contemplated use of the Sublease Premises, with applicable laws, codes and regulations including, but not limited to, the Americans with Disabilities Act except as follows: Sublandlord has not received any notice of violation of any applicable laws, codes or regulations regarding the Sublease Premises nor is Sublandlord aware, without review or inquiry, of any such violation.

Section 4. Sublease Term.

(a) Sublease Term. The term of this Sublease (the “Sublease Term”) will commence (the “Commencement Date”) on the earlier to occur of: (i) April 1, 2006, and (ii) the date of Subtenant’s occupancy of the Premises for the conduct of Subtenant’s business (as opposed to “Possession” as described below). The foregoing notwithstanding, the Commencement Date shall not occur prior to the later to occur of: (A) substantial completion of the Sublandlord Improvements (defined herein); (B) Master Landlord’s written consent to this Sublease; and (C) February 1, 2006. For purposes of determining the Commencement Date, the “date that the Sublandlord Improvements are substantially complete” shall be deemed the date on which Sublandlord provides written notice to Subtenant of substantial completion of the Sublandlord Improvements, or the date the Sublandlord Improvements would have been completed but for any Subtenant Delays (as defined below). As used herein, a “Subtenant Delay” shall mean actual delays caused by Subtenant’s interference with Sublandlord’s completion of the Sublandlord Improvements as documented by Sublandlord’s contractor including, but not limited to, interference resulting from Subtenant’s early occupancy of the Sublease Premises. The Sublease Term will expire at 11:59pm on November 30, 2011 (“Expiration Date”), unless sooner terminated in accordance with the provisions of this Sublease. Possession of the Sublease Premises (“Possession”) will be delivered to Subtenant no later than March 15, 2006. If for any reason Sublandlord does not deliver Possession to Subtenant on or before March 15, 2006, Sublandlord will not be subject to any liability for this failure, the Expiration Date will not be extended by the delay, and the validity of this Sublease will not be impaired. Rent will be abated after the Commencement Date by one day for each day of delay after March 15, 2006 that Possession is delayed (such abatement to be in addition to any abatement due Subtenant under Section 5(d) below. However, Rent will not be abated for any day of delay that is caused by Subtenant Delay. Notwithstanding anything to the contrary herein, if Sublandlord has not delivered Possession to Subtenant on or before May 1, 2006, plus any noticed days of Subtenant Delay, Subtenant may give written notice to Sublandlord of Subtenant’s intention to cancel this Sublease (the “Termination Notice”) at any time thereafter and before Possession is delivered to Subtenant. The Termination Notice will set forth an effective date for the cancellation (the “Cancellation Date”), which date shall be at least ten (10) days after delivery of the Termination Notice to Sublandlord. If Sublandlord delivers Possession to Subtenant on or before the Cancellation Date, this Sublease will remain in full force and effect. If Sublandlord fails to deliver Possession to Subtenant on or before the Cancellation Date, this Sublease will be canceled. Within ten (10) business days following the Cancellation Date, all consideration previously paid by Subtenant to Sublandlord on account of this Sublease will be returned to Subtenant, this Sublease will have no further force or effect, Sublandlord will have no further liability to Subtenant because of this delay or cancellation and all obligations of the parties to each other under this Sublease Agreement shall cease except as may be specifically identified herein to survive termination.

Cornerstone OnDemand Sublease
January 31, 2006

(b) Preparation of the Sublease Premises. Prior to the Commencement Date, Sublandlord shall, at Sublandlord’s cost, install a corridor on the sixth floor of the Building demising the Sublease Premises as described in attached Exhibit C (the “Sublandlord Improvements”), which Sublandlord Improvements are hereby approved by Subtenant. Sublandlord shall complete the Sublandlord Improvements in compliance with all applicable building codes and permitting requirements for such construction. Sublandlord shall exercise commercially reasonable efforts to complete the Sublandlord Improvements prior to March 15, 2006. The Sublandlord Improvements shall be deemed substantially complete upon Sublandlord’s notice to Subtenant that the Sublease Premises are ready for occupancy, subject to the completion of any punch list items that do not affect Subtenant’s installation of the Subtenant Alterations. Sublandlord shall have no further obligation with respect to the preparation of the Sublease Premises and makes no warranty nor representation with respect to the condition or repair of the Sublease Premises nor the suitability of the Sublease Premises for Subtenant’s use. Subtenant’s occupancy shall constitute Subtenant’s acceptance of the Sublease Premises in their “as is” condition subject to Sublandlord’s completion of any punch list items required to complete the Sublandlord Improvements. Sublandlord hereby consents to Subtenant’s installation in the Sublease Premises of the alterations in strict compliance with the plans attached as Exhibit D (the “Subtenant Alterations”). Subtenant’s installation of the Subtenant Alterations shall comply with all provisions of Sections 8.2, 8.4, and 8.5 of the Master Lease including necessary Master Landlord approval. Except as set forth in Exhibit D, Subtenant shall not install any alterations or improvements in the Sublease Premises without: (i) the prior written consent of Sublandlord, which consent shall not be unreasonably withheld conditioned or delayed; and, (ii) the consent of Master Landlord, to the extent required under the Master Lease.

Cornerstone OnDemand Sublease
January 31, 2006

(c) Early Entry. In the event the Sublease has been fully executed by all parties, including receipt of the consent from the Master Landlord, Subtenant shall be permitted to occupy the Sublease Premises prior to the Commencement Date of the Sublease Term for the installation of the Subtenant Alterations (“Early Occupancy”). No work by Subtenant shall unreasonably interfere with or delay completion of the Sublandlord Improvements; and any such interference shall constitute a Subtenant Delay. In the event of such Early Occupancy, Subtenant shall perform all of the obligations of Subtenant applicable under this Sublease during the Sublease Term (excluding the obligation to pay Monthly Base Rent). Subtenant shall provide Sublandlord with two (2) business day’s notice of Subtenant’s intent to exercise any right to such Early Occupancy which notice shall include Subtenant’s evidence that the foregoing requirements have been achieved (including, but not limited to, delivery of applicable insurance certificates, required under Article 10 of the Master Lease to the extent incorporated herein). Such Early Occupancy shall not constitute “occupancy for the conduct of Subtenant’s business” as described in Section 4(a)(ii).

Section 5. Rent.

(a) Monthly Base Rent. Commencing on the Commencement Date Subtenant will pay to Sublandlord as rent, without deduction, setoff, notice, or demand to Sapient Corporation, c/o MacMunnis, Inc., 1840 Oak Ave., Suite 300, Evanston, IL 60201, or to any other place Sublandlord designates by written notice to Subtenant, Monthly Base Rent in the following amounts in advance of the first day of each month of the Term.

Lease Year	Monthly Base Rent

1	$30,591.60
2	$31,509.35
3	$32,454.63
4	$33,428.27
5	$34,431.12
6	$35,464.05

If the Term begins or ends on a day other than the first or last day of a month, the Rent for the partial months will be prorated on a per diem basis.

Cornerstone OnDemand Sublease
January 31, 2006

(b) Direct Expenses. Commencing with the thirteenth calendar month following the Commencement Date, Subtenant will pay to Sublandlord as additional rent the Excess of Direct Expenses over Direct Expenses for calendar year 2006 allocable to the Sublease Premises incurred during the Sublease Term. The Master Lease provides for payment by Sublandlord of Direct Expenses on the basis of an estimate. Sublandlord shall promptly provide Subtenant copies of the Estimate Statement provided Sublandlord by Master Landlord under the Master Lease along with a calculation, based upon square footage, of the portion of the estimate to be paid by Subtenant. This estimated additional rent will be payable as and when Estimated Direct Expenses are payable by Sublandlord to Master Landlord. Similarly, Sublandlord shall promptly provide Subtenant copies of the Statement provided Sublandlord by Master Landlord under the Master Lease along with a calculation, based upon square footage, of any adjustment between estimated and actual Direct Expenses. As such adjustments are made under the Master Lease, the obligations of Sublandlord and Subtenant will be adjusted in the same manner and paid as and when such adjustments are payable by Sublandlord to Master Landlord under the Master Lease. If this adjustment occurs after the expiration or earlier termination of the Term, the obligations of Sublandlord and Subtenant under this Subsection will survive this expiration or termination. Sublandlord will, on request by Subtenant, furnish Subtenant with copies of all statements submitted by Master Landlord of the actual or estimated Direct Expenses during the Term.

(c) Additional Costs and Expenses. Subtenant will pay to Sublandlord (or directly to Master Landlord upon Master Landlord’s request and Sublandlord’s consent thereto) as additional rent, any and all sums charged or due Master Landlord or Sublandlord for overstandard Subtenant use of services and utilities provided to the Sublease Premises, and as requested by Subtenant for associated Common Areas, in accordance with the terms of the Master Lease incurred by Subtenant during the Sublease Term. Subtenant shall pay such overstandard expenses ten (10) days after Subtenant receives an invoice therefore. Overstandard charges paid by Sublandlord for Sublandlord’s server room (located on the fifth floor of the Building) shall be paid by Sublandlord and not Subtenant.

(d) Abated Rent. Provided Subtenant is not in Default under this Sublease, Subtenant shall be entitled to an abatement of Monthly Base Rent in the first, second, third, fourth, fifth, sixth, thirteenth and twenty-fifth Sublease Months (the “Abated Monthly Base Rent”). If Subtenant Defaults at any time during the Sublease Term, and any notice for such Default references the potential loss of Abated Rent and is addressed to Subtenant’s Chief Executive Officer in addition to the parties listed in Section 12 below, then a proportion of the Abated Monthly Base Rent shall immediately become due and payable (“Forfeited Abated Rent”). For purposes of this Sublease, Forfeited Abated Rent shall be calculated by multiplying the sum of all Abated Monthly Base Rent provided for under this Section 5(d) for the entire Sublease Term, multiplied by the number of remaining months in the Sublease Term following the Default which results in such forfeit, and divided over the total number of months in the Sublease Term. The payment by Subtenant of the Forfeited Abated Monthly Base Rent in the event of a Default shall not limit or affect any of Sublandlord’s other rights or remedies available to Sublandlord pursuant to this Sublease or at law or in equity. Only Monthly Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Sublease shall remain due and payable pursuant to the provisions of this Sublease.

Cornerstone OnDemand Sublease
January 31, 2006

(e) Upon the Commencement Date of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord the amount due for the first month’s rent hereunder, provided such amount shall be applied to the first month of rent due and which has not been abated pursuant to Section 5(d) above.

Section 6. Letter of Credit Security Deposit. Subtenant agrees that within five (5) business days of Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord and maintain throughout the Sublease Term as a security deposit (the “Security Deposit”) an irrevocable standby letter(s) of credit, totaling One Hundred Eighty-five Thousand Dollars ($185,000) in form and substance and issued by bank(s) reasonably acceptable to Sublandlord naming Sublandlord as beneficiary in the following cumulative amounts on or before the following respective dates:

Date	Sum of Letter(s) of Credit Deposited

Upon Lease Execution	$46,250
Six (6) Months After the Commencement Date	$92,500
Twelve (12) Months After the Commencement Date	$185,000

(the “Letter of Credit”). The Security Deposit will secure the full and faithful performance of each and every provision of this Sublease to be performed by Subtenant. If Subtenant fails to pay rent or other charges when due under this Sublease, or to perform any of Subtenant’s obligations under this Sublease, or if Subtenant fails to renew the Letter of Credit at least thirty (30) days before its expiration, Sublandlord shall have the absolute right to draw down all or any portion of the Letter of Credit on Sublandlord’s sworn statement of any such failure by Subtenant for the payment of any rent or other amount then due and unpaid, or to hold as a cash Security Deposit for the payment of any other sum for which Subtenant may become obligated, or for any loss sustained by Sublandlord as a result of Subtenant’s failure. If Sublandlord does apply the Security Deposit, Subtenant must within ten (10) days written demand either replenish the Letter of Credit or cause a new letter of credit to be issued in the full amount of the Letter of Credit as required hereunder (in either case, less the amount of any cash security deposit held and not applied by Sublandlord). Subtenant acknowledges that Sublandlord has the right to transfer its interest in the Sublease and Subtenant agrees that in the event of any such transfer, Sublandlord shall have the right to transfer or assign the Sublandord’s interest in the Letter of Credit to the transferee or mortgagee. In the event of such transfer, Subtenant shall be responsible for any transfer fees imposed by the issuing bank, and Subtenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit. The Sublease Security Deposit shall be maintained by Sublandlord and returned under the same terms and conditions as provided under Section 21.1 of the Master Lease, as incorporated pursuant to Section 9 hereof. Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Sublease Premises; it being agreed that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Subtenant or any officer, employee, agent or invitee of Subtenant.

Cornerstone OnDemand Sublease
January 31, 2006

Section 7. Use of Premises. Use of Sublease Premises. The Sublease Premises will be used and occupied solely for the “Permitted Use” as set forth in Section 5.1 of the Master Lease and for no other use or purpose.

Section 8. Assignment and Subletting. Subtenant will not assign this Sublease or further sublet all or any part of theSublease Premises without the prior written consent of Sublandlord and the Master Landlord as required under the Master Lease. In addition, the parties agree that: (i) Subtenant shall not be entitled to any Transfer Premium under Section 14.3 of the Master Lease; and (ii) Sublandlord shall have the right under Section 14.4 of the Master Lease to terminate this Sublease with respect to any portion of the Sublease Premises which Subtenant seeks to Transfer regardless of the proposed sublease term or portion of the Sublease Premises to be sublet.

Section 9. Other Provisions of the Master Lease.

(a) Incorporation of Master Lease. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord, Subtenant the tenant, and the Sublease Premises the Master Premises, and the Lease Term the Sublease Term, except for the following: (i) Summary of Basic Lease Information, Sections 1, 2, 3, 4, 5, 6.3, 7, 8 ,9, 10, and 12; (ii) Sections 1.1.1, 1.3, 1.4, 1.5, 2.1, 2.2, 2.3, Article 3, Article 4 (except as specifically incorporated pursuant to Section 5 above). Section 7.2, Article 8 (except to the extent specifically incorporated herein under Section 3(b) above), Sections 14.3, 14.8, Article 21 (except specifically as incorporated pursuant to Section 6), Article 22, Sections 23.1, 23.5, Article 25, Sections 29.14 and 29.20 of the Master Lease and (iii) Exhibits A, C, D and F attached to the Master Lease. Subtenant assumes and agrees to perform the tenant’s obligations under the Master Lease incorporated herein during the Sublease Term to the extent that these obligations are applicable to the Sublease Premises. However, the obligation to pay Monthly Base Rent and Direct Expenses to Master Landlord under the Master Lease will be considered performed by Subtenant to the extent and in the amount such rent and expenses are paid to Sublandlord in accordance with Section 5 of this Sublease. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease to the extent incorporated herein. Sublandlord will exercise commercially reasonable efforts in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant and Subtenant shall be afforded any abatement of rent received from Master Landlord with respect to the Sublease Premises as a result of a Master Landlord default. Notwithstanding the first sentence of this paragraph 9(a), Sublandlord shall not be liable for the performance of the obligations of the Master Landlord under the Master Lease (including, but not limited to Master Landlord’s obligations under Articles 6, 11, 13 and 19.6 of the Master Lease) except as may be specifically set forth in this Sublease. If the Master Lease terminates, at the option of Master Landlord, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease. However, if the Master Lease terminates as a result of a default or breach by Subtenant under this Sublease or the Master Lease, Subtenant will be liable to Sublandlord for the damage suffered as a result of the termination. Regardless, if the Master Lease gives Sublandlord any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the Building or Project of which the Master Premises are a part, the exercise of this right by Sublandlord will not constitute a default or breach hereunder.

Cornerstone OnDemand Sublease
January 31, 2006

(b) Changes in Calculation of Days. The following references to numbers of days in the Master Lease are changed as follows with respect to the relationship between Sublandlord and Subtenant:

(i)	In Section 19.1.1 the phrase “five (5) business days” is changed to “three business (3) days”.

(ii)	In Section 19.1.2 the phrase “thirty (30) days” is changed to “twenty (20) days”.

(iii)	In Section 19.1.4 the phrase “fourteen (14) days” is changed to “ten (10) days”

(c) Notwithstanding the provisions of Section 8.1 of the Master Lease, Subtenant shall not make or perform any Alteration without Sublandlord’s and Master Landlord’s prior written consent. Subtenant shall further obtain the consent of Master Landlord prior to the construction of any Alterations as required under Article 8 which construction shall be at Subtenant’s sole cost and expense.

Section 10. Attorney Fees. If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

Section 11. Broker. Sublandlord and Subtenant each warrant that they have not dealt with any real estate broker in connection with this transaction other than Richards Barry Joyce & Partners, LLC and Madison Partners representing Sublandlord exclusively and CRESA Partners representing Subtenant exclusively. Sublandlord shall pay the broker commission due Sublandlord’s broker under Sublandlord’s separate agreement with Sublandlord’s broker which agreement provides for payment of a commission to Subtenant’s broker as a cooperating broker through agreement with Sublandlord’s broker. Sublandlord and Subtenant each agree to indemnify, defend, and hold the other harmless against any damages incurred as a result of the breach of the warranty contained in this Sublease.

Cornerstone OnDemand Sublease
January 31, 2006

Section 12. Notices. All notices and demands that may be required or permitted (other than courtesy notices) by either party to the other will be in writing. All notices and demands by the Sublandlord to Subtenant will be delivered: in person, by nationally-recognized overnight courier service which obtains confirmation of receipt (such as Federal Express) or by United States Mail, postage prepaid, addressed; to the Subtenant at the Premises, and, prior to the Commencement Date to the address in this Sublease below, or to any other place that Subtenant may from time to time designate in a notice to the Sublandlord. All notices and demands by the Subtenant to Sublandlord will be: in person, by nationally recognized overnight courier service which obtains confirmation of receipt (such as Federal Express) or by United States Mail, postage prepaid, addressed to the Sublandlord at the address in this Sublease, and to any other person or place that the Sublandlord may from time to time designate in a written notice to the Subtenant.

To Sublandlord:	Sapient Corporation
25 First Street
Cambridge, MA 02141
Attn: Controller

With copy to:

Mackenzie & Albritton LLP
One Post Street, Suite 500
San Francisco, CA 94104
Attn: Paul B. Albritton, Esq.

To Subtenant:	Prior to the Commencement Date

Cornerstone OnDemand
2850 Ocean Park Blvd., Suite 225
Santa Monica, CA 90405
Attn: Chief Financial Officer

Following the Commencement Date: The Sublease Premises, Attn: Chief Financial Officer

In each case (before and following the Commencement Date ) with copy to:

Barry Weisz, Esq.
Silver & Freedman, APLC
2029 Century Park East, 19th Floor
Los Angeles, CA 90067-3005

Cornerstone OnDemand Sublease
January 31, 2006

Section 13. Successors and Assigns. This Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

Section 14. Attornment. If the Master Lease terminates, Subtenant, if requested, will attorn to Master Landlord and recognize Master Landlord as Sublandlord under this Sublease. However, Subtenant’s obligation to attorn to Master Landlord will be conditioned on Subtenant’s receipt of a non-disturbance agreement in form and substance reasonably acceptable to Subtenant.

Section 15. Right of First Offer. Sublandlord grants to Subtenant a right of first offer to sublease that portion of the sixth (6th) floor of the Building adjacent to the Premises and leased to Sublandlord under the Master Lease and shown in attached Exhibit B-1 (the “Offer Space”) for a term expiring on the Expiration Date. Sublandlord currently occupies the Offer Space. If Sublandlord should elect to vacate and offer the Offer Space for sublet, subject to Master Landlord’s exercise of its recapture rights under the Master Lease, Sublandlord shall notify Subtenant of the terms under which Sublandlord intends to offer all or any portion the Offer Space for sublease. Provided Subtenant is not then in material default or breach of this Sublease, Subtenant shall have ten business (10) days from receipt of Sublandlord’s notification in which to notify Sublandlord, in writing, of its election to sublease the portion of the Offer Space that is the subject of Sublandlord’s notice upon the terms and conditions contained in Sublandlord’s notice and for a term expiring on the Expiration Date. If Subtenant accepts Sublandlord’s offer, this Sublease shall be amended to incorporate the Offer Space that is the subject of Sublandlord’s notice under the terms and conditions contained in said Sublandlord’s notice for a term expiring on the Expiration Date. Such amendment shall be subject to the approval of the Master Landlord as provided in the Master Lease. Should Subtenant reject or fail to timely respond to Sublandlord’s notice, or should Master Landlord reject the proposed amendment to this Sublease, Subtenant’s Right of First Offer as granted by this Section shall be extinguished with respect to the portion of the Offer Space which was the subject of Sublandlord’s notice. The foregoing notwithstanding, Sublandlord shall provide Subtenant with a second notice of offer in the event the Offer Space is to be separately subleased to a third party subtenant at a Base Rent (adjusted for any abated rent) which is more than ten percent (10%) less than the Base Rent (adjusted for any abated rent) offered to Subtenant in the initial Offer Notice. Subtenant shall have ten business (10) days from receipt of Sublandlord’s notification to accept such terms as set forth above, and thereafter Subtenant’s Right of First Offer shall forever be extinguished. Nothing in this Section shall restrict Sublandlord’s right to enter into a termination agreement with Master Landlord to terminate Sublandlord’s obligations with respect to the Offer Space under the Master Lease; nor shall Sublandlord be obligated to offer to sublease the Offer Space in the event of any such agreement which substantially reduces or eliminates Sublandlord’s obligations under the Master Lease.

Section 16. Entry. Sublandlord reserves the right to enter the Premises as provided in the Master Lease after reasonable advance courtesy notice to Subtenant to inspect the Premises or the performance by Subtenant of the terms and conditions of this Sublease and to show the Sublease Premises to prospective subtenants. In an emergency, no notice will be required for entry.

Cornerstone OnDemand Sublease
January 31, 2006

Section 17. Late Charge and Interest. The late payment of any Rent will cause Sublandlord to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses. If Sublandlord has not received any installment of Rent within five (5) days after that amount is due, Subtenant will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sublandlord. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum equal to the Default Interest Rate. Sublandlord and Subtenant recognize that the damage Sublandlord will suffer in the event of Subtenant’s failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sublandlord will suffer. If a late charge becomes payable for any three (3) installments or Rent within any twelve (12) month period, the Rent will automatically become payable quarterly in advance.

Section 18. Entire Agreement. This Sublease and the Master Lease sets forth all the agreements between Sublandlord and Subtenant concerning the Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

Section 19. Time of Essence. Time is of the essence in this Sublease.

Section 20. Consent by Master Landlord. THIS SUBLEASE WILL HAVE NO EFFECT AFTER THE NINETIETH (90)TH DAY FOLLOWING THE DATE FIRST SET FORTH ABOVE UNLESS CONSENTED TO BY MASTER LANDLORD PRIOR TO THE EXPIRATION OF SUCH NINETY DAY PERIOD.

Section 21. Governing Law. This Sublease will be governed by and construed in accordance with California law.

In Witness Whereof, the parties have executed this Sublease as of the date first set forth above.

Subtenant: Cornerstone OnDemand, Inc., a Delaware corporation

By:	/s/ Adam Miller

Its:	CEO

Sublandlord: SAPIENT CORPORATION, a Delaware Corporation

By:	/s/ Scott Krenz
Scott Krenz
Its:	Chief Financial Officer

Cornerstone OnDemand Sublease
January 31, 2006

Exhibit B
Sublease Premises

AREA TO BE RETAINED
BY SAPIENT CORP.:
11,165 usf
13,013 rsf
SUBLEASE PREMISES
10,095 usf
11,766 rsf

SAPIENT CORP.
SUITE S0600
24,779 rsf

1601 CLOVERFIELD BOULEVARD
6TH FLOOR
SANTA MONICA, CA

WILLIAM F. BURCH ARCHITECTS, INC.
01/23/06

Exhibit B-1
Offer Space

OFFER SPACE
(Currently occupied by Sapient
11,165 usf
13,013 rsf
UNOCCUPIED AREA,
POTENTIAL SUB-LEASE
10,095 usf
11,766 rsf

SAPIENT CORP.
SUITE S0600
24,779 rsf

1601 CLOVERFIELD BOULEVARD
6TH FLOOR
SANTA MONICA, CA

WILLIAM F. BURCH ARCHITECTS, INC.
01/23/06

Exhibit C

Sub landlord Improvements

AREA TO BE RETAINED
BY SAPIENT CORP.:
11,165 usf
13,013 rsf
ONE-HOUR-RATED
MULTI-TENANT CORRIDOR
WOULD HAVE TO BE
CONSTRUCTED; SOME
RATED CONSTRUCTION
IS EXISTING
1,702 usf
UNOCCUPIED AREA,
POTENTIAL SUB-LEASE:
10,095 usf
11,766 rsf

SAPIENT CORP.
SUITE S0600
24,779 rsf

1601 CLOVERFIELD BOULEVARD
6TH FLOOR
SANTA MONICA, CA

WILLIAM F. BURCH ARCHITECTS, INC.
01/23/06

Exhibit D
Subtenant Improvements

LEGEND
GENERAL NOTES
BORO DESIGN ARCHITECTS, INC.
SANTA MONICA
Cornerstone On Demand
1601 Cloverfield Blvd.
Santa Monica, CA 90404
6TH FLOOR PLAN
6TH FLOOR SPACE PLAN
A-1.7

Note: Subtenant is responsible for this set of entry doors